Exhibit 10.2

TRUST AGREEMENT

Between

COMPUTER ASSOCIATES INTERNATIONAL, INC.

And

FIDELITY MANAGEMENT TRUST COMPANY

COMPUTER ASSOCIATES INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN TRUST

Dated as of April 29, 2005

TABLE OF CONTENTS

Section 1. Definitions	2
Section 2. Trust	5
(a) Establishment	5
(b) Grantor Trust	6
(c) Trust Assets	6
(d) Non-Assignment	6
Section 3. Payments to Sponsor	6
Section 4. Disbursements	6
(a) Directions from Administrator	6
(b) Limitations	6
Section 5. Investment of Trust	6
(a) Selection of Investment Options	7
(b) Available Investment Options	7
(c) Investment Directions	7
(d) Unfunded Status of Plan	7
(e) Mutual Funds	7
(i) Execution of Purchases and Sales	8
(ii) Voting	8
(j) Trustee Powers	8
Section 6. Recordkeeping and Administrative Services to Be Performed	9
(a) General	9
(b) Accounts	9
(c) Inspection and Audit	10
(d) Notice of Plan Amendment	10
(e) Returns, Reports and Information	10
Section 7. Directions and Indemnification	10
(a) Identity of the Sponsor and the Administrator	10
(b) Directions from the Sponsor and the Administrator	10
(c) Directions from Participants	11
(d) Indemnification	11
(e) Survival	11
Section 8. Resignation or Removal of Trustee	11
(a) Resignation and Removal	11
(b) Termination	11
(c) Notice Period	11
(d) Transition Assistance	11
(e) Failure to Appoint Successor	12
Section 9. Successor Trustee	12
(a) Appointment	12
(b) Liability	12
(c) Acceptance	12
(d) Corporate Action	12
Section 10. Resignation, Removal, and Termination Notices	12
Section 11. Duration	13
Section 12. Insolvency of Sponsor	13
Section 13. Amendment or Modification	13
Section 14. Termination	14
Section 15. Assignment	14
Section 16. Force Majeure	14
Section 17. Confidentiality	14
Section 18. General	14
(a) Performance by Trustee, its Agents or Affiliates	14
(b) Entire Agreement	15
(c) Waiver	15

i

(d) Successors and Assigns	15
(e) Partial Invalidity	15
(f) Section Headings	15
Section 19. Data Protection	15
Section 20. Governing Law	15
(a) Massachusetts Law Controls	15
(b) Trust Agreement Controls	16

SCHEDULES	16

Schedule “A” Recordkeeping and Administrative Services

Schedule “B” Fee Schedule

Schedule “C” Investment Options

Schedule “D” Sponsor’s Authorization Letter

Schedule “E” Exchange Guidelines

Schedule “F” Operational Guidelines for Non-Fidelity Mutual Funds

Schedule “G” Electronic Services

ii

     TRUST AGREEMENT, dated as of the twenty-ninth day of April, 2005, between COMPUTER ASSOCIATES INTERNATIONAL, INC., a Delaware corporation, having an office at One Computer Associates Plaza, Islandia, New York 11749 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

WITNESSETH:

     WHEREAS, the Sponsor (as defined herein) has adopted the Computer Associates International, Inc. Deferred Compensation Plan for John A. Swainson (the “Plan”); and

     WHEREAS, the Sponsor wishes to establish an irrevocable trust and to contribute to the Trust assets that shall be held therein, subject to the claims of Sponsor’s creditors in the event of Sponsor’s Insolvency, as herein defined, until paid to Participants (as defined herein) in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”); and

     WHEREAS, it is the intention of the Sponsor to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Sponsor; and

     WHEREAS, the Sponsor also wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein); and

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed as follows:

       Section 1. Definitions.

The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

          (a) “Administrator”

“Administrator” shall have such meaning ascribed to it in the Plan.

          (b) “Agreement”

“Agreement” shall mean this Trust Agreement, and the Schedules and/or Exhibits attached hereto, as the same may be amended and in effect from time to time.

          (c) “Business Day”

“Business Day” shall mean any day on which the New York Stock Exchange (NYSE) is open.

          (d) “Code”

“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

          (e) “Confidential Information”

“Confidential Information” shall mean (individually and collectively) proprietary information of the parties to this Trust Agreement, including but not limited to, their inventions, confidential information, information pertaining to customers of the parties, know how, trade secrets, business affairs, prospect lists, product designs, product plans, business strategies, finances, fee structures, etc.

          (f) “EDT”

“EDT” shall mean electronic data transfer.

          (g) “Electronic Services”

“Electronic Services” shall mean communication and services made available via electronic media.

          (h) “ERISA”

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

          (i) “Fidelity Mutual Fund”

“Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

          (j) “FIIOC”

“FIIOC” shall mean Fidelity Investments Institutional Operations Company, Inc.

          (k) “In Good Order”

“In Good Order” shall mean in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.

          (l) “Insolvency” or “Insolvent”

“Insolvency” or “Insolvent” shall mean that if (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (m) “Losses”

“Losses” shall mean any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.

          (n) “Mutual Fund”

“Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

          (o) “NAV”

“NAV” shall mean Net Asset Value.

          (p) “NFSLLC”

“NFSLLC” shall mean National Financial Services LLC.

          (q) “Non-Fidelity Mutual Fund”

“Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

          (r) “NYSE”

“NYSE” shall mean the New York Stock Exchange.

          (s) “Participant”

“Participant” shall mean, with respect to the Plan, John A. Swainson, who has with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account until such account has been fully distributed and/or forfeited.

          (t) “Participant Recordkeeping Reconciliation Period”

“Participant Recordkeeping Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

          (u) “Personal Data”

“Personal Data” shall have the meaning set forth in Section 19.

          (v) “PIN”

“PIN” shall mean personal identification number.

          (w) “Plan”

“Plan” shall mean the Computer Associates International Inc. Deferred Compensation Plan.

          (x) “Plan Administration Manual”

“Plan Administration Manual” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time.

          (y) “Plan Sponsor Webstation”

“Plan Sponsor Webstation” shall mean the graphical windows based application that provides current Plan and Participant information including indicative data, account balances, activity and history.

          (z) “Reporting Date”

“Reporting Date” shall mean the last day of each calendar quarter of the Plan and, if not on the last day of fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to this Agreement or the date as of which this Agreement terminates pursuant to Section 8 hereof.

          (aa) “SEC”

“SEC” shall mean the Securities and Exchange Commission.

          (bb) “Sponsor”

“Sponsor” shall mean Computer Associates International, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the obligations, liabilities and responsibility of the Sponsor under this Agreement.

          (cc) “Trust”

“Trust” shall have the meaning set forth in the recitals.

          (dd) “Trustee”

“Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company, and any successor to all or substantially all of its trust business as described in Section 9. The term Trustee shall also include any successor trustee appointed pursuant to Section 9 to the extent such successor agrees to serve as Trustee under this Agreement.

          (ee) “VRS”

“VRS” shall mean Voice Response System.

       Section 2. Trust.

          (a) Establishment.

The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor and such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. Neither the Trustee nor any Participant shall have any right to compel any additional deposits. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

          (b) Grantor Trust.

The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as amended, and shall be construed accordingly.

          (c) Trust Assets.

The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any assets held by the Trust will be subject to the claims of the Sponsor’s general creditors under federal and state law in the event of Sponsor’s Insolvency.

          (d) Non-Assignment.

Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

       Section 3. Payments to Sponsor.

Except as provided under this Agreement, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to Participants pursuant to the terms of the Plan.

       Section 4. Disbursements.

          (a) Directions from Administrator.

The Trustee shall disburse monies to the Administrator for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator’s direction complies with the terms of the Plan or any applicable law. The Trustee shall not be responsible for: (i) making benefit payments to Participants under the Plan, (ii) any Federal, State or local income tax reporting or withholding with respect to such Plan benefits, and (iii) FICA (Social Security and Medicare) or any Federal or State unemployment tax with respect to Plan distributions.

          (b) Limitations.

The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

       Section 5. Investment of Trust.

          (a) Selection of Investment Options.

The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

          (b) Available Investment Options.

The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Participant Recordkeeping Reconciliation Period, and (ii) following the Participant Recordkeeping Reconciliation Period, subject to the following limitations. The Sponsor may determine to offer as investment options only Mutual Funds, provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee to reflect administrative concerns and upon mutual amendment of this Agreement and the Schedules thereto, to reflect such additions.

          (c) Investment Directions.

The Sponsor shall direct the Trustee as to how to invest the assets held in the Trust. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction under the Plan. In such cases, Participants may provide directions with respect to their hypothetical investments under the Plan by use of the system maintained for such purposes by the Trustee or its agents, as may be agreed upon from time to time by the Sponsor and the Trustee, in accordance with Schedule “E”. The Trustee shall not be liable for any loss or expense that arises from a Participant’s exercise or non-exercise of rights under this Section 5 over the assets in the Participant’s accounts. In the event that the Trustee fails to receive a proper direction, the assets in question shall be invested in the investment option set forth for such purpose on Schedule “C” until the Trustee receives a proper direction.

          (d) Unfunded Status of Plan

The Sponsor’s designation of available investment options, the maintenance of accounts for each Participant, the crediting of investments gains (or losses) to such accounts, and the exercise by Participants of any powers relating to investments under this Agreement are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the applicable Plan. As provided in this Agreement, no Participant will have any preferential claim to or beneficial ownership interest in any asset or investment held in the Trust, and the rights of any Participant under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.

          (e) Mutual Funds.

On the effective date of this Agreement, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Sponsor as a Plan investment option or short-term investment fund, the Sponsor hereby consents to receiving such documents electronically. The Sponsor shall access each prospectus on the internet after receiving notice from the Trustee in writing that a current version is available online at a website maintained by the Trustee or its affiliate. Trustee represents that on the effective date of this Agreement, a current version of each such prospectus is available at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. The Sponsor represents that it has accessed/will access each such prospectus as of the effective date of this Agreement at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. Transactions involving Non-Fidelity Mutual Funds shall be executed in accordance with the operational guidelines set forth in Schedule “F” attached hereto.

Trust investments in Mutual Funds shall be subject to the following limitations:

          (i) Execution of Purchases and Sales.

Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor In Good Order all information and documentation necessary to accurately effect such transactions and (if applicable) wire transfer of funds.

Exchanges of Mutual Funds shall be made in accordance with the Exchange Guidelines attached hereto as Schedule “E”.

          (ii) Voting.

The Sponsor directs the Trustee to vote the shares of Mutual Funds held in the Trust in the same manner as directed by Participants for the corresponding hypothetical shares of Mutual Funds credited to Participants’ accounts under the Plan. At the time of mailing of notice of each annual or special stockholders’ meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has hypothetical shares of such Mutual Fund credited to the Participant’s account, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the hypothetical shares credited to the Participant’s account. The Trustee shall vote the shares held in the Trust in a manner which corresponds to Participant directions with respect to the hypothetical shares credited to the Participant’s Plan account. The Trustee shall not vote shares for which it has received no corresponding directions from the Participant.

During the Participant Recordkeeping Reconciliation Period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust, including Mutual Fund shares held in any short-term investment fund for liquidity reserve. Following the Participant Recordkeeping Reconciliation Period, the Sponsor shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote any Mutual Funds shares held in a short-term investment fund for liquidity reserve. The Trustee shall not vote any such Mutual Fund shares for which it has received no directions from the Sponsor.

With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Sponsor. The Trustee shall have no further duty to solicit directions from the Sponsor or Participants.

          (j) Trustee Powers.

The Trustee shall have the following powers and authority:

               (i) Subject to this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

               (ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

               (iii) To keep that portion of the Trust in cash or cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.

               (iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

               (v) If applicable, to borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. The Sponsor acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Class Exemption 2002-55 prior to executing this Agreement if applicable.

               (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

               (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

               (viii) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code. The Trustee will file an annual fiduciary return to the extent required by law.

       Section 6. Recordkeeping and Administrative Services to Be Performed.

          (a) General.

The Trustee shall perform those recordkeeping and administrative functions described in Schedule “A” attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations.

          (b) Accounts.

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.

          (c) Inspection and Audit.

Prior to the termination of this Agreement, all records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, by the Administrator or any persons designated by the Administrator, during the Trustee’s regular business hours. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant’s account as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan’s new recordkeeper such further records as are reasonable, at the Sponsor’s expense.

          (d) Notice of Plan Amendment.

The Trustee’s provision of the recordkeeping and administrative services set forth in this Section shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption, and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

          (e) Returns, Reports and Information.

Except as set forth in the Plan Reporting section of Schedule “A”, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.

       Section 7. Directions and Indemnification.

          (a) Identity of the Sponsor and the Administrator.

The Trustee shall be fully protected in relying on the fact that the Sponsor and the Administrator under the Plan are the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

          (b) Directions from the Sponsor and the Administrator.

Whenever the Sponsor and the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Sponsor in the form attached hereto as Schedule “D,” and (ii) if the Trustee reasonably believes the signature of the individual to be genuine. Such direction may be made via EDT or other electronic means in accordance with procedures agreed to by the Sponsor and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor.

          (c) Directions from Participants.

The Trustee shall not be liable for any loss which arises from any Participant’s exercise or non-exercise of rights under the Plan over the assets in the Participants’ hypothetical accounts.

          (d) Indemnification.

The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising from the Trustee’s negligence or bad faith.

          (e) Survival.

The provisions of this Section 7 shall survive the termination of this Agreement.

       Section 8. Resignation or Removal of Trustee.

          (a) Resignation and Removal.

The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

          (b) Termination.

This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e. a “partial deconversion”) at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

          (c) Notice Period.

In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least sixty (60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

          (d) Transition Assistance.

In the event of termination of this Agreement, if requested by Sponsor, the Trustee shall assist Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee’s format. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

          (e) Failure to Appoint Successor.

If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

       Section 9. Successor Trustee.

          (a) Appointment.

If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement.

          (b) Liability.

The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

          (c) Acceptance.

As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

          (d) Corporate Action.

Any successor of the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

       Section 10. Resignation, Removal, and Termination Notices.

All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Treasurer, One Computer Associates Plaza, Islandia, New York 11749 and to the Trustee c/o FESCo Business Compliance, Attn: Contracts, Fidelity Investments,

82 Devonshire Street, MM3H, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

       Section 11. Duration.

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

       Section 12. Insolvency of Sponsor.

          (a) The Trustee shall cease disbursement of funds for payment of benefits to Participants if the Sponsor is Insolvent.

          (b) All times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.

               (i) The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform the Trustee in writing of the Sponsor’s Insolvency. If a person claiming to be a creditor of the Sponsor alleges in writing to the Trustee that the Sponsor has become Insolvent, the Trustee shall determine whether the Sponsor is Insolvent and, pending such determination, the Trustee shall discontinue disbursements for payment of benefits to Participants.

               (ii) Unless the Trustee has actual knowledge of the Sponsor’s Insolvency, or has received notice from the Sponsor or a person claiming to be a creditor alleging that the Sponsor is Insolvent, the Trustee shall have no duty to inquire whether the Sponsor is Insolvent. The Trustee may in all events rely on such evidence concerning the Sponsor’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Sponsor’s solvency.

               (iii) If at any time the Trustee has determined that the Sponsor is Insolvent, the Trustee shall discontinue disbursements for payments to Participants and shall hold the assets of the trust for the benefit of the Sponsor’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Sponsor with respect to benefits due under the Plan or otherwise.

               (iv) The Trustee shall resume disbursement for the payment of benefits to Participants in accordance with this Agreement only after the Trustee has determined that the Sponsor is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

       Section 13. Amendment or Modification.

This Agreement may be amended or modified at any time and from time to time only by an written instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, it is the intent of the parties that no such amendment shall conflict with the terms of the Plan or make the

Trust revocable. The individuals authorized to sign such instrument shall be those authorized by the Sponsor on Schedule “D”.

       Section 14. Termination

The trust shall not terminate until the date that all of the Sponsor’s liability under the Plan shall be satisfied in full. However, upon written approval of the Participant, the Sponsor may terminate the trust prior to such date. After payment of all benefits, fees and expenses of the trust, any remaining assets in the trust shall be returned to the Sponsor.

       Section 15. Assignment.

This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

       Section 16. Force Majeure.

No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

       Section 17. Confidentiality.

Both parties to this Agreement recognize that in the course of implementing and providing the services described herein, each party may disclose to the other Confidential Information. All such Confidential Information, individually and collectively, and other proprietary information disclosed by either party shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party. Each party agrees to maintain all such Confidential Information in trust and confidence to the same extent that it protects its own proprietary information, and not to disclose such Confidential Information to any third party without the written consent of the other party. Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. In addition, each party agrees not to disclose or make public to anyone, in any manner, the terms of this Agreement, except as required by law, without the prior written consent of the other party. Notwithstanding the foregoing, Trustee may use Sponsor’s name in a general list of its customers, including any such list compiled for Fidelity Investment’s annual report to shareholders, without obtaining Sponsor’s prior consent.

       Section 18. General.

          (a) Performance by Trustee, its Agents or Affiliates.

The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

          (b) Entire Agreement.

This Agreement together with the Schedules attached hereto, which are incorporated by reference herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

          (c) Waiver.

No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or subsequent failure or refusal to comply with any other obligation hereunder.

          (d) Successors and Assigns.

The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

          (e) Partial Invalidity.

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (f) Section Headings.

The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

       Section 19. Data Protection

In order to fulfill its obligations under this Agreement, the Trustee may receive personal data, including but not limited to, compensation, benefits, tax, marital/family status and other similar information, about Participants (“Personal Data”). With respect to Personal Data it receives, the Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy, and (ii) exercise the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees. Notwithstanding the foregoing, the Sponsor may monitor the Trustee’s interactions with Participants for the purpose of evaluating Trustee’s services.

       Section 20. Governing Law.

          (a) Massachusetts Law Controls.

This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

          (b) Trust Agreement Controls.

The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

COMPUTER ASSOCIATES INTERNATIONAL, INC.

By:	/s/ Mary Stravinskas

Name:	Mary Stravinskas

Title:	Senior Vice President and Treasurer

Date:	April 29, 2005

FIDELITY MANAGEMENT TRUST COMPANY

By:

FMTC Authorized Signatory

Name:

Date: